Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated May 22, 2013, relating to the financial statements and financial highlights which appear in the March 31, 2013 Annual Report to Shareholders of Goldman Sachs Credit Strategies Fund. We also consent to the references to us under the headings “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Boston, Massachusetts

March 21, 2014